                                                                     EXHIBIT 11

                           HORIZON HEALTH CORPORATION

                       COMPUTATIONS OF EARNINGS PER SHARE



                                                                     YEARS ENDED AUGUST 31,
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             2000            1999             1998
                                                           --------        --------        --------
BASIC
  Net income                                               $  7,067        $  6,901        $  9,732
  Weighted average shares outstanding (basic)                 6,370           6,875           7,120
  Basic earnings per share                                 $   1.11        $   1.00        $   1.37
                                                           ========        ========        ========
DILUTED

  Net income                                               $  7,067        $  6,901        $  9,732
  Weighted average shares outstanding (basic)                 6,370           6,875           7,120
  Effect of dilutive securities (warrants and options)          235(1)          325(1)          634(1)
                                                           --------        --------        --------
  Weighted average shares outstanding (diluted)               6,605           7,200           7,754
  Diluted earnings per share                               $   1.07        $   0.96        $   1.26
                                                           ========        ========        ========


       (1) During 2000, 1999, and 1998 certain options to acquire common stock were not included in certain computations of EPS because the options exercise price was greater than the average market price of the common shares. The options excluded by quarter are as follows:

                   QUARTER ENDED            OPTIONS EXCLUDED         OPTION PRICE RANGE
              ----------------------     ---------------------     ----------------------
                    August 31, 2000                770,432              $ 6.91 - $23.75
              ----------------------     ---------------------     ----------------------
                      May 31, 2000                 775,337              $ 6.91 - $23.75
              ----------------------     ---------------------     ----------------------
                   February 29, 2000               176,700              $ 7.42 - $23.75
              ----------------------     ---------------------     ----------------------
                   November 30, 1999               772,910              $ 6.91 - $23.75
              ----------------------     ---------------------     ----------------------
                    August 31, 1999                176,700              $ 7.42 - $23.75
              ----------------------     ---------------------     ----------------------
                      May 31, 1999                 152,971              $ 7.42 - $23.75
              ----------------------     ---------------------     ----------------------
                   February 28, 1999               707,036              $ 6.91 - $23.75
              ----------------------     ---------------------     ----------------------
                   November 30, 1998               163,390              $ 7.42 - $23.75
              ----------------------     ---------------------     ----------------------
                    August 31, 1998                355,250             $ 14.17 - $26.00
              ----------------------     ---------------------     ----------------------
                      May 31, 1998                 182,500             $ 23.75 - $26.00
              ----------------------     ---------------------     ----------------------
                   February 28, 1998               183,222             $ 22.00 - $26.00
              ----------------------     ---------------------     ----------------------
                   November 30, 1997                15,000                       $26.00
              ----------------------     ---------------------     ----------------------